UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 8, 2015, Yahoo! Inc. (“Yahoo” or the “Company”) filed a Current Report on Form 8-K (the “September 8 Form 8-K”) disclosing, among other things, that the Internal Revenue Service (“IRS”) had notified Yahoo’s counsel that it had determined, in the exercise of its discretion and without ruling adversely, not to grant Yahoo’s request for a private letter ruling regarding certain aspects of its previously announced plan for a spin-off to Yahoo’s stockholders of all of the stock of Aabaco Holdings, Inc. (“Aabaco”), a newly formed independent registered investment company, which will hold all of Yahoo’s remaining holdings in Alibaba Group Holding Limited (“Alibaba”) and Aabaco Small Business, LLC (a newly formed entity which will own Yahoo Small Business). Yahoo further disclosed in the September 8 Form 8-K that work was proceeding on the Aabaco spin-off plan, and that Yahoo’s Board of Directors would continue to carefully consider the Company’s options, including proceeding with the spin-off transaction on the basis of an opinion of counsel.

On September 14, 2015, the IRS issued a formal “no-rule” policy with respect to certain transactions similar to the Aabaco spin-off and, in a notice released on the same day, indicated that the IRS and U.S. Department of the Treasury are studying the possibility of promulgating new guidance with respect to such transactions in the future. Neither this ongoing guidance project nor the IRS’s decision not to rule with respect to the Aabaco spin-off transaction changes the current law applicable to the proposed spin-off. In addition, on September 19, 2015, an IRS official indicated in a public statement that any future guidance issued as part of the project would not apply retroactively to transactions completed prior to the issuance of such guidance.

On September 23, 2015, Yahoo’s Board of Directors authorized the Company to continue to pursue the plan for the Aabaco spin-off transaction as previously disclosed, except that completion of the spin-off will not be conditioned upon receipt of a favorable ruling from the IRS. The spin-off transaction will continue to be subject to certain other conditions, including final approval by Yahoo’s Board of Directors, receipt of a legal opinion with respect to the tax-free treatment of the transaction under U.S. federal tax laws and regulations, the effectiveness of an applicable registration statement filed with the Securities and Exchange Commission (“SEC”) and compliance with the requirements under the Investment Company Act of 1940, and other customary conditions, each of which conditions may be waived, in whole or in part (to the extent permitted by law), by Yahoo in its sole discretion.

On September 28, 2015, Aabaco filed Amendment No.1 to its Registration Statement on Form N-2 which is available on the SEC’s website at www.sec.gov using the name Aabaco Holdings, Inc.

Completion of the transaction is expected to occur in the fourth quarter of 2015, subject to the conditions described above.

Safe Harbor for Forward Looking Statements

This Form 8-K contains forward-looking statements regarding Yahoo’s plan to spin off Aabaco as described above, including, without limitation, possible delays or failure in satisfying conditions to completion of the proposed spin-off; adverse regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign tax laws, rules or regulations that could delay or prevent completion of the proposed spin-off or cause the terms of the proposed spin-off to be modified; and risks related to realization of the expected benefits of the proposed spin-off to Yahoo and its stockholders. All information set forth in this Form 8-K is as of September 28, 2015. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which are on file with the SEC and available on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: September 28, 2015

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